April 24, 2008

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:	Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205

CASCADE BANCORP (OREGON) ANNOUNCES SOLID FIRST QUARTER 2008 NET INCOME OF $6.0 MILLION WITH ESTIMATED EARNINGS PER SHARE AT $0.22; AS EXPECTED, CHALLENGING REAL ESTATE ENVIRONMENT LEADS TO HIGHER NON-PERFORMING ASSETS

•	First Quarter Earnings Per Share at $0.22 with net income at $6.0 million
•	Loan Growth: up 5.5% year-over-year and seasonally flat vs. immediately preceding (linked) quarter.
•	Customer Relationship Deposits: down 2.1% year-over-year, down 2.2% on a linked-quarter basis.
•	Net Interest Margin: decreased to 4.68% vs. 4.94% on a linked-quarter basis.
•	Credit Quality: provision for credit losses of $4.5 million and net charge-offs of $4.2 million; non-performing assets at $96.0 million or approximately 4.0% of total assets.

FINANCIAL PERFORMANCE:

BEND, Ore, April 24/PRNewswire-First Call/--Cascade Bancorp (“Cascade”) (NASDAQ: CACB) reported first quarter 2008 Diluted Earnings Per Share (EPS-diluted) at $0.22 per share compared to $0.33 for the year-ago quarter and $0.01 for the linked-quarter. Net Income for the first quarter 2008 was $6.0 million versus $9.5 million a year-ago and up from $0.3 million for the linked-quarter. Both loan and deposit balances were flat to down slightly on a linked-quarter basis due to seasonal factors as well as a general economic slowing associated with the real estate downturn.

First quarter 2008 earnings include a $4.5 million (pre-tax) provision for credit losses with net loan charge-offs of $4.2 million (pre-tax). These amounts compare favorably to the linked-quarter provision and charge-off levels of $15.6 million and $6.5 million, respectively. At March 31, 2008, the reserve for credit losses was at 1.83% of total loans. First quarter results also include a gain on the mandatory partial distribution of VISA, Inc. shares of $0.6 million or $0.01 per share from their recent initial public offering. This gain is offset by interest reversed on non-performing loans. Note that the first quarter 2008 income tax expense also includes a non-recurring favorable adjustment of approximately $.02 per share resulting from the Company's decision during the quarter to hold all of its existing bank-owned life insurance policies until the death of the insured.

“We are pleased with our solid profitability for the first quarter of 2008 and with the strong capital and reserve levels we have maintained in the face of a challenging real estate market,” said Patricia L. Moss, CEO. “While we are hopeful that attractive mortgage rates and lower home prices will bring buyers into the real estate market, we remain prepared for the uncertainty of the current cycle.”

Return on Tangible Equity was 14.62% for the current quarter while Return on Book Equity was 8.65%. Return on Assets was 1.01%. The Company remains “well-capitalized” according to regulatory guidelines with an estimated total risk based capital of 11.37% at March 31, 2008, compared to 11.27% for the linked-quarter and 11.33% for the year ago quarter.

LOAN PORTFOLIO AND CREDIT QUALITY:

At March 31, 2008, Cascade’s Loan Portfolio was $2.04 billion, up 5.5% compared to a year ago. However, seasonal slowing coupled with the general downturn in real estate activity led to flat loan volumes when compared to the linked-quarter. Management believes loan growth will remain relatively muted until such time as the real estate cycle runs its course. Because of the nature of its markets, real estate has historically represented a significant portion of the Company’s overall loan portfolio and is frequently a material component of collateral for the Company’s loans.

Cascade’s provision for credit losses was $4.5 million for the first quarter of 2008 bringing the Reserve for Credit Losses to $37.4 million or 1.83% of total loans at period end, comparable to year-end 2007 and up from 1.42% for the year ago quarter. For the quarter ended March 31, 2008, net loan charge-offs were approximately $4.2 million or 0.81% (annualized) which compares favorably to $6.5 million or 1.27% (annualized) for the linked-quarter. Charge-offs were largely related to land development and mixed-use construction credits. Loans delinquent >30 days were 0.43% of total loans at March 31, 2008, compared to 0.47% at year-end 2007 and 0.05% a year earlier.

As expected, Non-Performing Assets (NPA’s) were higher at $96.0 million, or 4.0% of total assets compared to $57.0 million or 2.4% of total assets for the linked-quarter. Of this increase, non-performing loans were up from $45.9 million to $69.9 million since year-end 2007, while other real estate owned (OREO) was up from $9.8 million to $26.1 million at March 31, 2008. Nearly 40% of the increase in NPA’s is a Portland metro operating commercial building presently classified as OREO, where existing tenant lease payments largely offset interest income previously received on the underlying loan. The remaining increase in NPA balance relates to residential land development and mixed-use construction loans. See accompanying table for distribution of loans and NPA’s by region. The Company carries NPA’s at estimated net realizable value upon liquidation; however, because of the uncertain real estate market, no assurance can be given that the ultimate disposition of such assets will be at or above such value. Interest income reversed on non-performing loans during the quarter ended March 31, 2008, was approximately $0.6 million. The orderly resolution of non-performing loans as well as expedient disposition of OREO properties is a priority for management.

Management believes the reserve for credit losses is at an appropriate level based upon its current evaluation and analysis of portfolio credit quality and prevailing economic conditions. With uncertainty as to the depth and duration of the real estate slowdown and its economic effect on the communities within Cascades’ banking markets, assurances cannot be given that the reserve will be adequate in future periods.

DEPOSITS:

Customer Relationship deposits 1 totaled $1.5 billion at March 31, 2008, down 2.1% compared to a year ago and down 2.2% on a linked-quarter basis. The decline in part reflects seasonal slowing but management also believes a general slowing in real estate activity has contributed to this trend, as deposits in real estate related business accounts show a reduction in average and end of period balances as compared to the prior quarter. This is evident in a decline in non-interest bearing deposits where customer retention was solid, but average balances fell $29.9 million or 6.7% between the current and immediately preceding quarter. Total Deposits were $1.7 billion at March 31, 2008, down 7.4% compared to a year ago and down 0.4% on a linked-quarter basis.

1 Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.

NET INTEREST MARGIN & INTEREST RATE RISK:

First quarter 2008 Net Interest Margin (NIM) was 4.68% compared to 4.94% for the fourth quarter of 2007, and 5.34% for the year ago quarter. Approximately one-half of the decline in NIM is a result of interest reversed on non-performing loans during the quarter, while the remaining compression was caused by the effects of sharply lower market interest rates driven by Federal Reserve Bank actions.

Yields on earning assets during the first quarter of 2008 were lower at 7.12% compared to 7.86% in the linked-quarter and down from 8.31% in the year ago quarter. Lower yields were a result of declining short-term market rates as well as the effect of interest forgone and reversed on non-performing loans. Lower market rates also resulted in a decline in the average cost of funds paid on interest bearing liabilities which fell to 3.13% for the current quarter as compared to 3.84% for the linked-quarter, and 4.00% for the year ago quarter. The overall cost of funds (including interest bearing and non-interest bearing deposits) for the first quarter of 2008 was 2.50% as compared to 3.02% in the linked-quarter and 3.03% for the year ago period.

While one of Cascade’s strengths is its relatively high proportion of non-interest bearing deposits, lower rates will likely continue to compress the Company’s NIM as yields decline against an already low cost of funds. See cautionary “Forward Looking Statements” below and in Cascade’s Form 10-K report for further information on risk factors including interest rate risk.

NON-INTEREST INCOME AND EXPENSE:

Non-Interest Income for first quarter 2008 was $5.5 million, down slightly compared to the year-ago quarter and up modestly from the linked-quarter mainly as a result of gain on VISA ownership interest of $0.6 million. Service and other fee income categories were generally flat. Residential mortgage originations totaled $44.0 million for the current quarter, up 20.0% from $36.7 million from the linked-quarter and 3.5% in the year ago period. Related net mortgage revenue was $0.7 million in the first quarter of 2008, relatively flat from the linked-quarter and year-ago periods. Note that the Company has focused on originating conventional mortgage products throughout its history while avoiding sub-prime / option-ARM type products. As a result, the delinquency rate within Cascade’s $502 million portfolio of serviced residential mortgage loans was only 0.36%, substantially better than national mortgage delinquency rate of 5.82% at December 2007.

Non-Interest Expense for the quarter was up 9.7% compared to the linked-quarter and 10.0% above the year-ago period. These increases were mainly due to higher OREO and legal related costs and other expenses some of which were non-recurring. The Company is proactively adjusting to a lower level of real estate related business activity as FTE count declined to 525 at March 31, 2008, compared to 559 at year-end 2007. Management anticipates only a modest increase in non-interest expense for the balance of 2008.

BUSINESS STRATEGY:

Operating in some of the fastest growing markets in the nation, Cascade Bancorp (headquartered in Bend, Oregon) and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets. In terms of banking growth markets, Cascade ranks as the top community bank footprint in the Northwest and among the top ten banks in the nation2. Cascade has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. The Bank implements its strategy by combining outstanding service, competitive financial products, local expertise and advanced technology applied for the convenience of customers. Founded in 1977, Bank of the Cascades offers full-service community banking through 35 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley. The Bank has been repeatedly named among the top performing banks in the nation by industry publications. The Bank is honored to be among the top Oregon "Best 100 Companies to Work For”, as compiled by Oregon Business Magazine. And recently, Bank of the Cascades was named by the Portland Business Journal as one of Oregon’s Most Admired Companies in the Financial Services category, as chosen by Oregon CEOs. For further information on Bank of the Cascades, please visit our web site at http://www.botc.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties may include but are not necessarily limited to general and local economic conditions, including the residential and commercial real estate markets; changes in interest rates, including timing or relative degree of change;, inflation; credit quality and concentrations; competition within the business areas in which Cascade is conducting its operations; changes in regulatory conditions or requirements or new legislation; and changes in accounting policies. These statements include, among others, statements related to future profitability levels and future earnings. For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. .

# # #

2 Projected MSA population growth 2005-2010, weighted by bank deposits; Includes all public banks with assets $2B - $10B (ex-M&A targets); Source SNL Financial LC / ESRI

CASCADE BANCORP
Selected Consolidated Financial Highlights
(In thousands, except per share data and ratios; unaudited)

	Year over Year			Linked Quarter
Balance Sheet Data (at period end)	1st Qtr 2008	1st Qtr 2007	% Change	1st Qtr 2008	4th Qtr 2007	% Change
Investment securities	$89,705	$110,544	-18.9%	$89,705	$87,015	3.1%
Loans, gross	2,038,147	1,931,899	5.5%	2,038,147	2,041,478	-0.2%
Total assets	2,406,466	2,317,166	3.9%	2,406,466	2,394,492	0.5%
Total deposits	1,661,284	1,794,472	-7.4%	1,661,284	1,667,138	-0.4%
Non-interest bearing deposits	429,436	506,775	-15.3%	429,436	435,503	-1.4%
Customer relationship deposits (1)	1,532,434	1,565,496	-2.1%	1,532,434	1,566,220	-2.2%
Total shareholders' equity (book)	279,008	269,269	3.6%	279,008	275,286	1.4%
Total shareholders' equity (tangible)	164,855	153,526	7.4%	164,855	160,737	2.6%
Income Statement Data
Interest income	$38,141	$41,377	-7.8%	$38,141	$42,576	-10.4%
Interest expense	13,081	14,831	-11.8%	13,081	15,886	-17.7%
Net interest income	25,060	26,546	-5.6%	25,060	26,690	-6.1%
Loan loss provision	4,500	1,050	328.6%	4,500	15,600	-71.2%
Net interest income after loan loss provision	20,560	25,496	-19.4%	20,560	11,090	85.4%
Noninterest income	5,502	5,546	-0.8%	5,502	5,122	7.4%
Noninterest expense	17,375	15,800	10.0%	17,375	15,841	9.7%
Income before income taxes	8,687	15,242	-43.0%	8,687	371	2241.5%
Provision for income taxes	2,647	5,721	-53.7%	2,647	112	2263.4%
Net income	$6,040	$9,521	-36.6%	$6,040	$259	2232.0%
Share Data
Basic earnings per common share	$0.22	$0.34	-35.7%	$0.22	$0.01	2241.7%
Diluted earnings per common share	$0.22	$0.33	-34.8%	$0.22	$0.01	2258.5%
Book value per common share	$9.94	$9.59	3.6%	$9.94	$9.81	1.4%
Tangible book value per common share	$5.87	$5.47	7.4%	$5.87	$5.73	2.6%
Cash dividends declared per common share	$0.10	$0.09	11.1%	$0.10	$0.10	0.0%
Ratio of dividends declared to net income	46.21%	26.72%	72.9%	46.21%	1082.08%	-95.7%
Basic Average shares outstanding	27,911	28,269	-1.3%	27,911	28,026	-0.4%
Fully Diluted average shares outstanding	27,963	28,729	-2.7%	27,963	28,280	-1.1%
Key Ratios
Return on average total shareholders' equity (book)	8.65%	14.67%	-41.0%	8.65%	0.36%	2302.8%
Return on average total shareholders' equity (tangible) (2)	14.62%	26.21%	-44.2%	14.62%	0.61%	2296.7%
Return on average total assets	1.01%	1.70%	-40.6%	1.01%	0.04%	2425.0%
Net interest spread	3.99%	4.32%	-7.6%	3.99%	4.02%	-0.7%
Net interest margin	4.68%	5.34%	-12.4%	4.68%	4.94%	-5.3%
Total revenue (net int inc + non int inc)	$30,562	$32,092	-4.8%	$30,562	$31,812	-3.9%
Efficiency ratio (3)	56.85%	49.23%	15.5%	56.85%	49.80%	14.2%
Credit Quality Ratios
Reserve for credit losses	37,363	27,475	36.0%	37,363	37,038	0.9%
Reserve to ending total loans	1.83%	1.42%	28.9%	1.83%	1.81%	1.0%
Non-performing assets (4)	96,040	7,651	1155.3%	96,040	56,968	68.6%
Non-performing assets to total assets	4.00%	0.33%	1112.4%	4.00%	2.38%	68.3%
Delinquent >30 days to total loans	0.43%	0.05%	739.8%	0.43%	0.47%	-9.6%
Net Charge off's	4,175	574	627.4%	4,175	6,517	-35.9%
Net loan charge-offs (annualized)	0.81%	0.12%	570.1%	0.81%	1.27%	-36.2%
Mortgage Activity
Mortgage Originations	$44,007	$42,530	3.5%	$44,007	$36,666	20.0%
Total Servicing Portfolio (sold loans)	$502,438	$493,934	1.7%	$502,438	$493,969	1.7%
Capitalized Mortgage Servicing Rights (MSR's)	$3,784	$3,991	-5.2%	$3,784	$3,756	0.7%
Capital Ratios
Average shareholders' equity to average assets	11.69%	11.56%	1.1%	11.69%	11.86%	-1.5%
Leverage ratio (5) (Est Q1-08)	10.12%	9.94%	1.8%	10.12%	9.90%	2.2%
Total risk-based capital ratio (5) (Est Q1-08)	11.37%	11.33%	0.4%	11.37%	11.27%	0.9%

Notes:

(1)
Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.

(2)	Excludes goodwill, core deposit intangible and other identifiable intangible assets, related to the acquisitions of Community Bank of Grants Pass and F&M Holding Company.
(3)	Efficiency ratio is noninterest expense divided by (net interest income + noninterest income).
(4)	Nonperforming assets consist of loans contractually past due 90 days or more, nonaccrual loans and other real estate owned.
(5)	Computed in accordance with FRB and FDIC guidelines.
Total Shares Outstanding as of 3/31/08:                28,074,185

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Year over Year			Linked Quarter
	1st Qtr 2008	1st Qtr 2007	% Change	4th Qtr 2007	% Change
Interest income:
Interest and fees on loans	$36,997	$39,837	-7.1%	$41,245	-10.3%
Taxable interest on investments	1,052	1,316	-20.1%	1,215	-13.4%
Nontaxable interest on investments	61	80	-23.8%	61	0.0%
Interest on federal funds sold	13	56	-76.8%	38	-65.8%
Interest on interest bearing balances from FHLB	1	81	-98.8%	2	-50.0%
Dividends on Federal Home Loan Bank stock	17	7	142.9%	14	21.4%
Total interest income	38,141	41,377	-7.8%	42,575	-10.4%

Interest expense:
Deposits:
Interest bearing demand	5,719	6,875	-16.8%	8,125	-29.6%
Savings	39	57	-31.6%	45	-13.3%
Time	3,114	3,598	-13.5%	3,464	-10.1%
Junior subordinated debentures and other borrowings	4,209	4,301	-2.1%	4,252	-1.0%
Total interest expense	13,081	14,831	-11.8%	15,886	-17.7%

Net interest income	25,060	26,546	-5.6%	26,689	-6.1%
Loan loss provision	4,500	1,050	328.6%	15,600	-71.2%
Net interest income after loan loss provision	20,560	25,496	-19.4%	11,089	85.4%

Noninterest income:
Service charges on deposit accounts	2,402	2,207	8.8%	2,415	-0.5%
Mortgage loan origination and processing fees	453	435	4.1%	381	18.9%
Gains on sales of mortgage loans, net	236	241	-2.1%	217	8.8%
Net mortgage loan servicing fees	11	9	22.2%	67	-83.6%
Gains (losses) on sales of other real estate owned	(18)	-	100.0%	(75)	-76.0%
Card issuer and merchant services fees, net	892	887	0.6%	942	-5.3%
Earnings on bank-owned life insurance	266	458	-41.9%	591	-55.0%
Other income	1,260	1,309	-3.7%	584	115.8%
Total noninterest income	5,502	5,546	-0.8%	5,122	7.4%

Noninterest expense:
Salaries and employee benefits	9,159	9,214	-0.6%	9,083	0.8%
Occupancy & Equipment	1,825	1,576	15.8%	1,736	5.1%
Communications	556	548	1.5%	476	16.8%
Advertising	325	317	2.5%	341	-4.7%
Other expenses	5,510	4,145	32.9%	4,204	31.1%
Total noninterest expense	17,375	15,800	10.0%	15,840	9.7%

Income before income taxes	8,687	15,242	-43.0%	371	2241.4%
Provision for income taxes	2,647	5,721	-53.7%	112	2263.4%
Net income	$6,040	$9,521	-36.6%	$259	2231.9%

Basic net income per common share	$0.22	$0.34	-35.7%	$0.01	2252.2%
Diluted net income per common share	$0.22	$0.33	-34.8%	$0.01	2247.8%

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	Year over Year			Linked Quarter
	1st Qtr 2008	1st Qtr 2007	% Change	4th Qtr 2007	% Change
ASSETS
Cash and cash equivalents:
Cash and due from banks	$57,583	$61,815	-6.8%	$62,470	-7.8%
Interest bearing balances due from FHLB	53	10,459	-99.5%	3	1666.7%
Federal funds sold	859	7,800	-89.0%	668	28.6%
Total cash and cash equivalents	58,495	80,074	-26.9%	63,141	-7.4%
Investment securities available-for-sale	86,527	106,852	-19.0%	83,835	3.2%
Investment securities held-to-maturity	3,178	3,692	-13.9%	3,180	-0.1%
Federal Home Loan Bank stock	10,147	6,991	45.1%	6,991	45.1%
Loans, net	2,003,947	1,907,837	5.0%	2,007,603	-0.2%
Premises and equipment, net	37,851	36,356	4.1%	38,062	-0.6%
Goodwill	105,047	105,056	0.0%	105,047	0.0%
Core deposit intangible	9,106	10,687	-14.8%	9,502	-4.2%
Bank-owned life insurance	33,570	32,188	4.3%	33,304	0.8%
Accrued interest and other assets	58,598	27,433	113.6%	43,827	33.7%
Total assets	$2,406,466	$2,317,166	3.9%	$2,394,492	0.5%

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$429,436	$506,775	-15.3%	$435,503	-1.4%
Interest bearing demand	899,584	894,141	0.6%	936,848	-4.0%
Savings	36,776	44,466	-17.3%	37,720	-2.5%
Time deposits	295,488	349,090	-15.4%	257,067	14.9%
Total deposits	1,661,284	1,794,472	-7.4%	1,667,138	-0.4%
Junior subordinated debentures	68,558	68,558	0.0%	68,558	0.0%
Federal funds purchased	39,573	-	100.0%	14,802	167.3%
Other borrowings	321,449	118,222	171.9%	327,867	-2.0%
Customer repurchase agreements	13,408	38,227	-64.9%	18,614	-28.0%
Accrued interest and other liabilities	23,186	28,418	-18.4%	22,227	4.3%
Total liabilities	2,127,458	2,047,897	3.9%	2,119,206	0.4%

Stockholders' equity:
Common stock, no par value;	157,591	163,321	-3.5%	157,153	0.3%
Retained earnings	120,579	105,075	14.8%	117,600	2.5%
Unrealized gains on investment securities
available-for-sale, net of deferred income taxes	838	873	-4.0%	533	57.2%
Total stockholders' equity	279,008	269,269	3.6%	275,286	1.4%
Total liabilities and stockholders' equity	$2,406,466	$2,317,166	3.9%	$2,394,492	0.5%

CASCADE BANCORP (CACB)
Loan Portfolio & Reserve for Credit Losses
(Dollars in thousands)
(unaudited)

Loan portfolio	3/31/2008	% of gross loans	12/31/2007	% of gross loans
Commercial	$597,865	29%	$606,408	30%
Real Estate:
Construction/lot	668,190	33%	686,829	34%
Mortgage	87,773	4%	88,509	4%
Commercial	633,995	32%	612,694	30%
Consumer	50,324	2%	47,038	2%
Total loans	2,054,339	100%	2,041,478	100%
Less reserve for loan losses	34,200		33,875
Total loans, net	$2,038,147		$2,007,603

	Three months ended
	March 31,
	2008	2007
Reserve for loan losses:
Balance at beginning of period	$33,875	$23,585
Loan loss provision	4,500	1,050
Recoveries	483	298
Loans charged off	(4,658)	(871)
Balance at end of period	$34,200	$24,062

Reserve for unfunded commitments:
Balance at beginning of period	$3,163	$3,213
Provision (credit) for unfunded commitments	-	200
Balance at end of period	$3,163	$3,413

Reserve for credit losses:
Reserve for loan losses	$34,200	$24,062
Reserve for unfunded commitments	3,163	3,413
Total reserve for credit losses	$37,363	$27,475

CASCADE BANCORP (CACB)
LOAN BREAKDOWN AND NPA's BY REGION
(Dollars in thousands)

Loan Breakdown by Region as of 3/31/08

Loan portfolio	Central Oregon	% of gross loans	Northwest Oregon	% of gross loans	Southern Oregon	% of gross loans	Idaho	% of gross loans	Bank total	% of gross loans
Commercial	$181,552	26%	$181,895	44%	$63,384	24%	$167,001	26%	$597,864	29%
Construction/lot	228,715	33%	107,516	26%	79,118	30%	252,841	39%	668,190	33%
Mortgage	28,936	4%	9,681	2%	7,599	3%	31,358	5%	87,773	4%
Commercial	241,446	34%	108,767	26%	108,827	41%	174,955	27%	633,995	31%
Consumer	20,176	3%	5,135	1%	4,028	2%	17,746	3%	50,324	2%
Total Loans	$700,826	100%	$412,994	100%	$262,956	100%	$643,901	100%	$2,038,147	100%

Non-Performing Assets by Region as of 3/31/08

Region	3/31/2008	% of total NPA's
Central Oregon	$5,560	6%
Northwest Oregon	17,542	18%
Southern Oregon	28,822	30%
Total Oregon	$51,924	54%
Idaho	44,116	46%
Grand total	$96,040	100%

CASCADE BANCORP (CACB)
ADDITIONAL FINANCIAL INFORMATION
(In thousands)
(unaudited)

	Year over Year			Linked Quarter
	1st Qtr	1st Qtr	%	4th Qtr	%
Three Months Ended:	2008	2007	Change	2007	Change

Average Assets	$2,397,006	$2,277,448	5.2%	$2,399,260	-0.1%
Average Loans	2,059,862	1,897,656	8.5%	2,051,663	0.4%
Average Deposits	1,687,308	1,666,471	1.3%	1,759,800	-4.1%
Average Investment Securities	85,700	108,001	-20.6%	92,266	-7.1%
Average Other Earning Assets	9,410	17,818	-47.2%	10,636	-11.5%
Average Non Interest Bearing Deposits	415,636	478,677	-13.2%	445,510	-6.7%
Average Customer Relationship Deposits	1,542,082	1,565,496	-1.5%	1,608,956	-4.2%
Average Earnings Assets	2,154,972	2,023,475	6.5%	2,154,565	0.0%
Average Interest Bearing Liabilities	1,677,915	1,504,662	11.5%	1,641,756	2.2%
Average Borrowings	405,234	316,868	27.9%	327,466	23.7%
Average Common Equity (book)	280,092	263,297	6.4%	284,492	-1.5%
Average Common Equity (tangible)	165,703	147,328	12.5%	169,713	-2.4%

	March 31,	December 31,	%
Balances as of:	2008	2007	Change

Mortgage loans held for sale	$3,785	$2,673	41.6%
Intangibles & goodwill	114,153	115,743	-1.4%

Loans past due >90 days, not on non-accrual	51	51	0.0%
Loans on non-accrual status	69,840	45,865	52.3%
Total non-performing Loans	69,891	45,916	52.2%
OREO	26,149	9,765	167.8%
Total Non-performing assets	96,040	55,681	72.5%

Shares Outstanding (actual)	28,074	28,446	-1.3%